Exhibit 21.1

LIST OF EQUIFAX INC. SUBSIDIARIES

Registrant ‑ Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of December 31, 2016 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

Name of Subsidiary	State or Country of Incorporation

Anakam, Inc.	Delaware

Anakam Information Solutions, LLC (24)	Delaware

Apac BizInfo Pte Limited (48)	Singapore

Austin Consolidated Holdings, Inc.	Texas

Barnett Associates Operations, LLC (2)	Missouri

Codeset Pty Limited (43)	Australia

Compliance Data Center LLC (1)	Georgia

Computer Ventures, Inc.(1)	Delaware

Corporate Scorecard Limited (52)	New Zealand

Corporate Scorecard Pty Limited (38)(41)	South Australia

CreditInfo Services Limited (42)	New Zealand

Credit Reference Association N.Z. Limited (42)	New Zealand

DataVision Resources, LLC (2)	Iowa

EDX Australia Pty Limited (43)	Australia

EDX Limited (42)	New Zealand

EDX Software Limited (42)	New Zealand

EFX de Costa Rica, S.A. (17)	Costa Rica

EFX Holdings Ltd. (16)	Mauritius

Equiecua Analytics Services of Risk S.A. (16)	Ecuador

Equifax Acquisition Holdings LLC	Georgia

Equifax Americas B.V. (8) (15)	The Netherlands

Equifax Analytics FZE (35)	RAK, Free Trade Zone (UAE)

Equifax Analytics Private Limited (f/k/a Net Positive) (22)	India

Equifax Australia LLC (18)	Georgia

Equifax Australia Pty. Ltd. (29)	Australia

Equifax Australia Holdings Pty. Ltd. (18)	Australia

Equifax Canada Co. (33)	Nova Scotia

Equifax Canadian Holdings II Co. (34)	Nova Scotia

Equifax Commercial Services Ltd. (4)	Republic of Ireland

Equifax Consumer Services LLC	Georgia

Equifax Decision Systems, B.V. (23)	The Netherlands

Equifax do Brasil Ltda. (6)	Brazil

Equifax Ecuador C.A. Buró de Información Crediticia (19)	Ecuador

Equifax Enterprise Services LLC	Georgia

Equifax EUA Limited (28)	United Kingdom

Equifax Europe LLC (23)	Georgia

Equifax Finance (Ireland) Unlimited Company (28)	Ireland

Equifax Fraude, S.L. (28)	Spain

Equifax Funding LLC	Georgia

Equifax Information Services LLC	Georgia

Equifax Information Services of Puerto Rico, Inc. (15)	Georgia

Equifax Information Technology LLC	Georgia

Equifax Investment (South America) LLC (6)	Georgia

Equifax Limited (4)	United Kingdom

Equifax Luxembourg S.À R.L. (15)	Luxembourg

Equifax Luxembourg (No. 2) S.À R.L. (28)	Luxembourg

Equifax Luxembourg (No. 3) S.À R.L. (14)(21)	Luxembourg

Equifax Luxembourg (No. 4) S.À R.L. (25)	Luxembourg

Equifax Luxembourg (No. 6) S.À R.L. (23)	Luxembourg

Equifax Luxembourg (No. 7) S.À R.L. (23)	Luxembourg

Equifax Luxembourg (No. 8) S.À R.L.	Luxembourg

Equifax Luxembourg (No. 9) S.À R.L. (10)	Luxembourg

Equifax Luxembourg (No. 10) S.À R.L. (14)	Luxembourg

Equifax Luxembourg (No. 11) S.À R.L. (28)	Luxembourg

Equifax (NZ) Holdings Pty. Ltd. (29)	Australia

Equifax New Zealand Holdings (12)	New Zealand

Equifax Research and Development (Ireland) Limited (23)	Republic of Ireland

Equifax Secure Ltd. (1)	United Kingdom

Equifax Software Systems Private Ltd. (22)	India

Equifax South America LLC (17)	Georgia

Equifax Spain Holdings S.À R.L. (3)(23)	Luxembourg

Equifax Special Services LLC (1)	Georgia

Equifax Technology (Ireland) Limited (28)	Republic of Ireland

Equifax Technology Solutions LLC	Georgia

Equifax Touchstone Ltd. (4)	United Kingdom (Scotland)

Equifax UK AH Limited (27)	United Kingdom

Equifax Uruguay S.A. (6)	Uruguay

eThority LLC (2)	South Carolina

Forseva, LLC (32)	Delaware

Grupo Inffinix, S.A. de C.V. (53)	Mexico

Inffinix Administración, S.A. de C.V. (54)	Mexico

Inffinix Assets, S.A. de C.V. (54)	Mexico

Inffinix Limited (54)	Hong Kong

Inffinix Software Comercio, Servicios, Importação e Expostação, Ltda. (54)	Brazil

Inffinix Software, S.A. de C.V. (54)	Mexico

Inffinix Software, S.L. (54)	Spain

Infosistemas Financieros, S.A. de C.V. (54)	Mexico

IntelliReal LLC	Colorado

Inversiones Equifax de Chile Ltda. (6)	Chile

IXI Corporation	Delaware

Kingsway Financial Assessments Pty Limited (38)	Australia

KMS Data Limited (42)	New Zealand

Net Profit, Inc. (2)	South Carolina

Pioneer Holdings Limited (9)	Guernsey

Rapid Reporting Verification Company, LLC (2)	Texas

ReachTEL Pty Limited (50)	Australia

Redbird Insurance, LLC	Missouri

Sawfish Limited (20)	United Kingdom

Secure Sentinel (NZ) Ltd (32)	New Zealand

Secure Sentinel Pty Limited (43)	Australia

Servicios Equifax Chile Ltda. (7)	Chile

Spire Australia Holdings Pty Limited (38)	Australia

Superannuation Search Pty Limited (38)	Australia

TALX Corporation (8)	Missouri

TALX UCM Services, Inc. (2)	Missouri

TDX Australia Pty Limited (20)	Australia

TDX Group Limited (31)	United Kingdom

TDX Indigo Iberia SL (20)	Spain

TDX Industry Solutions Limited (30)	United Kingdom

TDX Latin America SAC (20)	Peru

The Prospect Shot Pty Limited (47)	Australia

TrustedID, Inc.	Delaware

VA Australia Finance Pty Limited (36)	Australia

VA (NZ) Holdings Ltd. (52)	New Zealand

Veda Advantage (Australia) Pty Limited (47)	Australia

Veda Advantage Decision Solutions (NZ) Limited (39)	New Zealand

Veda Advantage Decision Solutions Pty Limited (45)	Australia

Veda Advantage General Custodian Company Pty Limited (38)	Australia

Veda Advantage Holdings (NZ) Limited (39)	New Zealand

Veda Advantage Information Services and Solutions Limited (38)	Australia

Veda Advantage Pty Limited (37)	Australia

Veda Advantage Investments (Asia) Limited (42)	New Zealand

Veda Advantage Lending Solutions (Australia) Pty Limited (37)	Australia

Veda Advantage (NZ) Limited (42)	New Zealand

Veda Advantage Software Solutions Pty Limited (43)	Australia

Veda Advantage Solutions Group Pty Limited (38)	Australia

Veda Advantage Value Solutions Pty Limited (46)	Australia

Veda Fraud Solutions Pty Limited (38)	Australia

Veda Group Pty Limited (26)	Australia

Verdad Informatica de Costa Rica, S.A.(17)	Costa Rica

Verify Holdings Australia Pty Limited (43)	Australia

ZIP ID Holdings Pty Ltd (38)	Australia

ZIP ID Pty Ltd (40)	Australia

NOTES:

Registrant’s subsidiary Equifax Luxembourg (No. 7) S.À R.L. (Luxembourg) owns 86% of Equifax Iberica, S.L. (Spain), which owns 95% of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain), 95% of Equifax Plus, S.L., and 50% of Credinformacoes Informaçoes de Credito Lda. (Portugal), along with Equifax Decision Systems, B.V. which owns 25%.

Registrant’s subsidiary Equifax South America LLC (Georgia) owns 16% of Equifax Peru S.A. (Peru), along with Servicios Equifax Chile Ltda. (Chile) which owns 35%. Equifax Peru S.A. owns 100% of Acelor SAC (Peru), and 100% of Servicios Integrales de Informacion S.A. (Peru).

Registrant’s subsidiary Servicios Equifax Chile Ltda. (Chile) owns 60% of Mapcity.com Chile S.A. (Chile) which owns 100% of Mapcity Peru S.A.C. (Peru) and 100% of Inmosearch S.A. (Chile).

Registrant’s subsidiary Equifax South America LLC (Georgia) owns 76.04% of Equifax Centroámerica S.A. de C.V. (El Salvador), which owns 100% of Equifax Honduras, Central de Riesgo Privada, S.A. (Honduras).

Registrant’s subsidiary Equifax Spain Holdings S.À R.L. (Luxembourg) owns 79.48% of the stock of Organizacion Veraz, S.A. (Argentina), and together these two entities own 98.9% of Transalud, S.A. (Argentina).

Registrant’s subsidiary Equifax Americas B.V. (the Netherlands) owns 65% of Equifax Paraguay S.A. (Paraguay).

Registrant’s subsidiary Equifax do Brasil Ltda. (Brazil) holds 15% of BOA Vista Servicios S.A. (Brazil) and holds 9.5% of the stock of Neuroanalitica Participadoes Ltda. (Brazil), which owns 57% of the stock of Neurotech Technologica da Informacao S.A. (Brazil).

Registrant’s subsidiary Equifax Decision Systems, B.V. (the Netherlands) owns 50% of Equifax Credit Services LLC (Russia).

Registrant's subsidiary Equifax Decision Systems, B.V. (the Netherlands), through its wholly-owned subsidiary, EFX Holdings Limited (Mauritius), owns of 49.37% of Equifax Credit Information Services Private Limited (India).

Registrant’s subsidiary TDX Group Limited (United Kingdom) owns 75% of Integrated Debt Services Ltd. (United Kingdom).

Registrant’s subsidiary Equifax Information Services LLC (Georgia) holds a 33% interest in Opt-Out Services LLC (Delaware), 33% interest in VantageScore Solutions, LLC (Delaware), 33% of New Management Services LLC (Delaware), 25% of Online Data Exchange LLC (Delaware) and 33% of Central Source LLC (Delaware).

Registrant’s subsidiary Veda Advantage (NZ) Limited owns 50% of Veda@Simah Limited (DIFC) and 51% of Veda Advantage (Cambodia Holdings) Pte Limited (Singapore) which owns 49% of Credit Bureau (Cambodia) Co Ltd (Cambodia).

Registrant’s subsidiary Apac BizInfo Pte Limited (Singapore) owns 49% of Infocredit Holdings Pte Limited (Singapore) which owns 100% of Infocredit Databank Pte Ltd (Singapore) and 100% of Infocredit International Sdn Bhd (Malaysia) which owns 73.4% of Dun & Bradstreet (D&B) Malaysia Sdn Bhd (Malaysia), which owns 25% of Credit Bureau Malaysia Sdn Bhd (Malaysia).

Registrant’s subsidiary Apac BizInfo Pte Limited (Singapore) owns 49% of Infocredit Holdings Pte Limited (Singapore) which owns 75% of Credit Bureau (Singapore) Pte Ltd (Singapore) and 81% of Dun & Bradstreet (Singapore) Pte Ltd (Singapore), which owns 100% of Singapore Commercial Credit Bureau Pte Ltd (Singapore).

Registrant’s subsidiary Veda Advantage Solutions Group Pty Limited (Australia) owns 65.8% of Datalicious Pty Limited (Australia) and 65.8% of Datalicious SAAS Pty Limited (Australia).

Registrant’s subsidiary Veda Advantage Pty Limited (Australia) owns 75% of GetCredit Score Pty Limited (Australia).

(1)Subsidiary of Equifax Information Services LLC
(2)Subsidiary of TALX Corporation
(3)Subsidiary of Equifax Europe LLC
(4)Subsidiary of Equifax EUA Ltd.
(5)Reserved
(6)Subsidiary of Equifax South America LLC
(7)Subsidiary of Inversiones Equifax de Chile Ltda.
(8)Subsidiary of Equifax Information Services of Puerto Rico, Inc.
(9)Subsidiary of Equifax UK AH Limited
(10)Subsidiary of Equifax Luxembourg (No. 8) S.À R.L.
(11)Reserved
(12)Subsidiary of Equifax do Brasil Holdings Ltda.
(13)Reserved
(14)Subsidiary of Equifax Americas B.V.
(15) Subsidiary of Equifax Luxembourg (No. 9) S.À R.L.
(16)Subsidiary of Equifax Decision Systems, B.V.
(17)Subsidiary of Equifax Spain Holdings, S.À R.L.
(18)Subsidiary of Equifax Luxembourg (No. 10) S.À R.L.
(19)Subsidiary of Servicios Equifax Chile Ltda.
(20)Subsidiary of TDX Group Limited
(21)Subsidiary of Equifax Luxembourg (No. 4) S.À R.L.
(22)Subsidiary of EFX Holdings Ltd.
(23)Subsidiary of Equifax Luxembourg (No. 3) S.À R.L.
(24)Subsidiary of Anakam, Inc.
(25)Subsidiary of Equifax Luxembourg S.À R.L.
(26)Subsidiary of Equifax Australia Pty. Ltd.
(27)Subsidiary of Equifax Luxembourg (No. 6) S.À R.L.

(28) Subsidiary of Equifax Luxembourg (No. 7) S.À R.L.
(29)Subsidiary of Equifax Australia Holdings Pty. Ltd.
(30)Subsidiary of Sawfish Limited
(31)Subsidiary of Pioneer Holdings Limited
(32)Subsidiary of Equifax Technology Solutions LLC
(33)Subsidiary of Equifax Canadian Holdings II Co.
(34)Subsidiary of Equifax Luxembourg (No. 2) S.À R.L.
(35)Subsidiary of Equifax Analytics Private Limited
(36)Subsidiary of Veda Group Pty Limited
(37)Subsidiary of VA Australia Finance Pty Limited
(38)Subsidiary of Veda Advantage Pty Limited
(39)Subsidiary of VA (NZ) Holdings Ltd.
(40)Subsidiary of ZIP ID Holdings Pty. Ltd.
(41)Subsidiary of Spire Australia Holdings Pty Limited
(42)Subsidiary of Veda Advantage Holdings (NZ) Limited
(43)Subsidiary of Veda Advantage Lending Solutions (Australia) Pty Limited
(44)Reserved
(45)Subsidiary of Veda Advantage Information Services and Solutions Limited
(46)Subsidiary of Veda Advantage Decision Solutions Pty Ltd
(47)Subsidiary of Veda Advantage Solutions Group Pty Limited
(48)Subsidiary of Veda Advantage Investments (Asia) Limited
(49)Reserved
(50)Subsidiary of Codeset Pty Limited
(51)Reserved
(52)Subsidiary of Equifax New Zealand Holdings Limited
(53)Subsidiary of Equifax Acquisition Holdings LLC
(54)Subsidiary of Grupo Inffinix, S.A. de C.V.